Exhibit 10.1

MAXWELL TECHNOLOGIES, INC.

TRANSITION AGREEMENT

This Transition Agreement (the “Agreement”) is made as of this 23 day of July, 2007, by and between MAXWELL TECHNOLOGIES, INC., a Delaware corporation (the “Company”), and RICHARD BALANSON (“Executive”). The parties agree with each other as follows:

1. Transition. Executive’s full-time employment shall terminate as of the close of business on July 23, 2007 (the “Transition Date”). Executive further agrees to resign from the Board of Directors of the Company (the “Board”), effective as of the Transition Date.

2. Future Position.

(i) Transition Period. Executive shall be employed by the Company on a part-time basis for the period commencing on the Transition Date and ending on December 31, 2011 (the “Transition Period”). Subject to Section 5, the Company shall pay Executive a salary during the Transition Period. Such salary shall be paid in accordance with the Company’s standard payroll procedures, and the amount of such salary shall be as set forth in the table below (subject to applicable withholding taxes). During the Transition Period, Executive shall not be entitled to participate in the Company’s employee benefit plans, except as provided in Paragraph (ii) below. During the Transition Period, Executive shall have the title of Senior Technical Adviser and shall provide such services to the Company as the Board or the Company’s Chief Executive Officer may reasonably request. Executive may be required to commit to such services up to the number of hours per week set forth in the table below. In the event of Executive’s death prior to the completion of the Transition Period, the remaining payments that would otherwise have been made to Executive under this Paragraph (i) shall instead be paid on the same schedule to Executive’s designated beneficiary or beneficiaries or, if none, to his estate.

Period	Annual Salary	Maximum Hours per Week
Prior to October 1, 2007	$450,000	40
October 1 through December 31, 2007	$450,000	8
After December 31, 2007	$175,000	8

(ii) Payments in Lieu of Benefits. In lieu of all group insurance coverage and participation in other employee benefit plans, the Company shall pay Executive $15,300 per year in accordance with the Company’s standard payroll procedures (subject to applicable withholding taxes).

(iii) Options. The Transition Period shall be treated as employment with the Company for purposes of determining the expiration date of all options to purchase shares of the Company’s Common Stock held by Executive, as provided in the Stock Option Agreements evidencing such options.

(iv) Restricted Shares. The Transition Period shall be treated as employment with the Company for purposes of determining the vested portion of all awards of restricted shares of the Company’s Common Stock held by Executive, as provided in the Restricted Stock Agreements applicable to such shares.

(v) Savings Clause. Payments under this Section 2 shall in no event commence prior to the earliest date permitted by Section 409A(a)(2) of the Code. If the commencement of such payments must be delayed, as determined by the Company, then the deferred installments shall be paid in a lump sum on the earliest practicable date permitted by Section 409A(a)(2) of the Code.

(vi) Exclusive Rights. After the Transition Date, Executive shall have no claim against the Company in respect of his employment for damages or otherwise, except in respect of the payments and other provisions specified in this Transition Agreement.

(vii) Cooperation. Executive shall cooperate with the Company, as reasonably requested by the Company, to effect a transition of Executive’s responsibilities and to ensure that the Company is aware of all matters being handled by Executive.

3. Resolution of Disputes. The parties recognize that claims, controversies and disputes may arise out of this Agreement with respect to Executive’s employment, termination of employment, or other terms of this Agreement or based on common law or statute, either during the existence of the employment relationship or afterwards. The parties agree that should any such claim, controversy or dispute arise, the parties will use their best efforts to resolve such dispute informally, between them. In the event that any such claim, controversy or dispute between Company and Executive cannot be resolved within thirty (30) days after either party first gives notice in writing that any such claim, controversy or dispute exists, either party may then refer the matter to arbitration before JAMS/ENDISPUTE pursuant to its rules for resolution of employment disputes.

The parties hereby agree that referral to arbitration shall be the sole recourse of either party under this Agreement with respect to any such claim, controversy or dispute and that the decision of the arbitrator shall be binding on the parties in accordance with applicable law; provided, however, that nothing in this Section 3 shall be construed as precluding either party from bringing an action for injunctive relief or other equitable relief. The parties shall keep confidential from third parties (other than the arbitrator) the existence of each such claim, controversy or dispute and the determination thereof, unless otherwise required by law. Except as provided in the following two sentences, each decision rendered by the arbitrator shall be final and conclusive and may be entered in any court having jurisdiction thereof as a basis of judgment and of the issuance of execution for its collection. In rendering his or her decision, the arbitrator shall be bound to follow California or Federal law, as applicable, in the same manner as would a court of law. Any claim that the arbitrator made a mistake or error in determining or applying the appropriate law shall be subject to judicial review.

The parties further agree that the party prevailing in the arbitration shall be entitled to its reasonable attorney’s fees and that the arbitration itself shall take place within the County of San Diego, California, and that the internal laws of the State of California shall apply.

4. No Solicitation. Executive agrees that after the Transition Date, he shall not hire, solicit or otherwise cause to be solicited for employment elsewhere, either directly or indirectly, any employee, officer or director of the Company or any individual who chooses not to join the Company, provided that Executive participated actively in the recruiting of such individual. This Section 4 shall apply until the close of the Transition Period.

5. Noncompetition. Executive agrees that the Company may immediately discontinue all payments under Section 2 if he (a) directly or indirectly owns, manages, operates or controls, or participates in the ownership, management, operation or control of, or is connected with or has any interest in, as a shareholder, director, officer, employee, agent, consultant, partner, creditor or otherwise, any business or activity which is competitive with any business or activity engaged in by the Company or any of its subsidiaries or affiliates anywhere within (i) the State of California, (ii) any other state of the United States and the District of Columbia in which the Company engages in or has engaged in business during the past five years or (iii) any other country in which the Company engages in or has engaged in business during the past five years or (b) permits any entity or other person under his control to engage in any activity prohibited under clause (a). This Section 5 shall apply until the close of the Transition Period.

6. Entire Agreement. This Agreement constitutes the entire Agreement between the parties and contains all agreements between them with the exception of the 1995 Stock Option Plan and the 2005 Omnibus Equity Incentive Plan (and the Stock Option and Restricted Stock Agreements issued to Executive thereunder), the other employee benefit and welfare programs maintained by the Company, and the Invention and Secrecy Agreement dated August 1, 2003, and signed by Executive, which are supplementary to this Agreement and are each deemed to be incorporated herein by reference. Each party to this Agreement acknowledges that no representations, inducements, promises or agreements, orally or otherwise, have been made by any party, or anyone acting on behalf of any party, which are not embodied in this Agreement, and that no agreement, statement or promise not contained in this Agreement shall be valid or binding. Except for the other agreements, plans and programs referred to in this Section 6, this Agreement also supersedes any and all other agreements and contracts, whether verbal or in writing, relating to the subject matter hereof, including (without limitation) the Employment Agreement dated August 1, 2003.

7. Amendment. Except as otherwise specifically provided herein, the terms and conditions of this Agreement may be amended at any time by mutual agreement of the parties; provided that before any amendment shall be valid or effective, it shall have been reduced to writing and signed by the Chairman of the Board on behalf of the Company and by Executive.

8. Invalidity. The invalidity or unenforceability of any particular provision of this Agreement shall not affect its other provisions, and this contract shall be construed in all respects as if such invalid or unenforceable provision has been omitted.

9. Binding Nature. Executive’s rights and obligations under this Agreement shall not be assignable, transferable or delegable by assignment or otherwise, and any purported assignment, transfer or delegation thereof shall be void. This Agreement shall be binding upon and shall inure to the benefit of any successor of the Company and Executive, and any such successor shall be deemed substituted for the Company or Executive under the terms of this Agreement. The term “successor” as used in this Section 9 shall include any person, firm, corporation or other business entity that at any time, by merger, purchase or otherwise, acquires or gains control over all or substantially all of the assets or business of the Company.

10. Assistance in Litigation. Executive shall, during and after termination of employment, upon reasonable notice, furnish such information and proper assistance to the Company as may reasonably be required by the Company in connection with any litigation in which it or any of its subsidiaries or affiliates is or may become a party. Except where Executive is a named defendant and except during the Transition Period, Executive shall be paid a reasonable hourly fee to be mutually agreed upon.

11. Indemnification. To the fullest extent permissible by applicable law, the Company shall indemnify and hold harmless Executive for any liability incurred by reason of any act or omission performed by Executive while acting in good faith on behalf of the Company and within the scope of the authority of Executive.

12. No Duty to Mitigate. Executive shall not be required to mitigate the amount of any payment contemplated by this Agreement (whether by seeking new employment or in any other manner), nor shall any such payment be reduced by any earnings that Executive may receive from any other source not paid for by the Company.

13. Choice of Law. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of California, other than their choice-of-law provisions, except that Sections 4 and 5 hereof shall be governed by, and interpreted and construed in accordance with, the internal laws (without giving effect to choice of law principles) of the jurisdiction in which either of said Sections is being sought to be enforced.

14. Notices. All notices and other communications required or permitted hereunder or necessary or convenient in connection herewith shall be in writing and, if given by telegram, telecopy or telex, shall be deemed to have been validly served, given or delivered when sent, if given by personal delivery, shall be deemed to have been validly served, given or delivered upon actual delivery and, if mailed, shall be deemed to have been validly served, given or delivered three business days after deposit in the United States mail, as registered or certified mail, with proper postage prepaid and addressed to the party or parties to be notified, at the following addresses:

If to Executive to:

Richard Balanson

If to the Company to:

Maxwell Technologies, Inc.

9244 Balboa Avenue

San Diego, California 92123

Attn: Chairman of the Board

Telephone: (858) 503-3300

Fax: (858) 503-3301

15. Injunctive Relief. The Company and Executive agree that a breach of any term of this Agreement by Executive would cause irreparable damage to the Company and that, in the event of such breach, the Company shall have, in addition to any and all remedies of law, the right to any injunction, specific performance and other equitable relief to prevent or to redress the violation of Executive’s duties or responsibilities hereunder.

16. Release. As a condition to his entitlement to receive the benefits as set forth in this Agreement, Executive agrees to execute and deliver to the Company a release in the form attached hereto as Exhibit A. Such release shall be delivered by Executive on the Transition Date and shall become effective as set forth therein.

17. Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and either of the parties to this Agreement may execute this Agreement by signing any such counterpart.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

“Company”

MAXWELL TECHNOLOGIES, INC.

By:	/s/ Edward B. Caudill

“Executive”

/s/ Richard Balanson
Richard Balanson

Exhibit A

GENERAL RELEASE OF ALL CLAIMS

This General Release of All Claims (“Release”) is made by and between RICHARD BALANSON (“Executive”) on the one hand and Maxwell Technologies, Inc. (the “Company”) on the other. (Collectively, Executive and the Company shall be referred to as the “Parties.”)

1. Executive is an employee of the Company. Executive’s last day of full-time employment with the Company is July 23, 2007 (the “Transition Date”). The Parties desire to resolve any and all differences related to Executive’s full-time employment with the Company and/or the cessation of that employment. Additionally, the Parties desire to resolve any known or unknown claims between them, neither Party admitting any liability or fault. For these reasons, the Parties have entered into this Release.

2. All vacation accrual and other fringe benefits of Executive cease on the Transition Date.

3. If Executive enters into this Release and does not revoke this Release within the time period provided below in Section 15, the Company will provide Executive with the payments and other benefits described in the Transition Agreement dated July 23, 2007, between the Parties.

4. In consideration of and in return for the promises and covenants undertaken herein by the Company, including the payments Executive will receive under Section 3 above, and for other good and valuable consideration, receipt of which is hereby acknowledged, Executive does hereby acknowledge full and complete satisfaction of and does hereby release, absolve and discharge the Company and the Company’s parents, subsidiaries, affiliates, related companies and business concerns, past and present, and each of them, as well as each of their partners, trustees, directors, officers, agents, attorneys, servants and employees, past and present, and each of them (hereinafter collectively referred to as the “Releasees”) from any and all claims, demands, liens, agreements, contracts, covenants, actions, suits, causes of action, grievances, severance payments, obligations, debts, expenses, damages, judgments, orders and liabilities of whatever kind or nature in state or federal law, equity or otherwise, whether known or unknown to Executive that Executive now owns or holds or has at any time owned or held as against Releasees, or any of them, including specifically but not exclusively and without limiting the generality of the foregoing, any and all claims, demands, grievances, agreements, obligations and causes of action, known or unknown, suspected or unsuspected by Executive (a) arising out of Executive’s employment with the Company or the ending of that employment or (b) arising out of or in any way connected with any claim, loss, damage or injury whatever, known or unknown, suspected or unsuspected, resulting from any act or omission by or on the part of the Releasees, or any of them, committed or omitted on or before the Transition Date. Also without limiting the generality of the foregoing, Executive specifically releases the Releasees from any claim for attorneys’ fees and/or costs of suit. EXECUTIVE SPECIFICALLY AGREES AND ACKNOWLEDGES EXECUTIVE IS WAIVING ANY

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RIGHT TO RECOVERY BASED ON STATE OR FEDERAL AGE, SEX, PREGNANCY, RACE, COLOR, NATIONAL ORIGIN, MARITAL STATUS, RELIGION, VETERAN STATUS, DISABILITY, SEXUAL ORIENTATION, MEDICAL CONDITION, OR OTHER ANTI-DISCRIMINATION LAWS, INCLUDING, WITHOUT LIMITATION, TITLE VII OF THE CIVIL RIGHTS ACT OF 1964, THE AGE DISCRIMINATION IN EMPLOYMENT ACT, THE AMERICANS WITH DISABILITIES ACT AND THE CALIFORNIA FAIR EMPLOYMENT AND HOUSING ACT, OR BASED ON THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, ALL AS AMENDED, WHETHER SUCH CLAIM BE BASED UPON AN ACTION FILED BY EXECUTIVE OR BY A GOVERNMENTAL AGENCY. However, this Release covers only those claims that arose prior to the execution of this Release and only those claims that may be waived by applicable law. Execution of this Release does not bar any claim that arises hereafter, including (without limitation) a claim for breach of this Release or the Transition Agreement. Execution of this Release also does not bar any claim to indemnification under Section 2802 of the California Labor Code.

5. It is the intention of Executive in executing this Release that it shall be effective as a bar to each and every claim, demand, grievance and cause of action hereinabove specified. In furtherance of this intention, Executive hereby expressly waives any and all rights and benefits conferred upon Executive by the provisions of Section 1542 of the California Civil Code and expressly consents that this Release shall be given full force and effect according to each and all of its express terms and provisions, including those relating to unknown and unsuspected claims, demands and causes of action, if any, as well as those relating to any other claims, demands and causes of action hereinabove specified. Section 1542 provides:

“A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.”

Having been so apprised, Executive nevertheless hereby voluntarily elects to and does waive the rights described in Civil Code Section 1542 and elects to assume all risks for claims that now exist in Executive’s favor, known or unknown, that are released under this Release.

6. The Company expressly denies any violation of any federal, state or local statute, ordinance, rule, regulation, policy, order or other law. The Company also expressly denies any liability to Executive. This Release is the compromise of disputed claims and nothing contained herein is to be construed as an admission of liability on the part of the parties hereby released, or any of them, by whom liability is expressly denied. Accordingly, while this Release resolves all issues regarding the Company referenced herein, it does not constitute an adjudication or finding on the merits of any allegations and it is not, and shall not be construed as, an admission by the Company of any violation of federal, state or local statute, ordinance, rule, regulation, policy, order or other law, or of any liability. Moreover, neither this Release nor anything in it shall be construed to be or shall be admissible in any proceeding as evidence of or an admission by the Company of any violation of any federal, state or local statute, ordinance, rule, regulation, policy, order or other law, or of any liability. This Release may be introduced, however, in any proceeding to enforce this Release or the Transition Agreement. Such introduction shall be pursuant to an order protecting its confidentiality.

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7. Executive agrees the terms and conditions of this Release are confidential and shall not be disclosed, discussed or revealed by Executive to any other person or entity, excepting Executive’s spouse, tax advisor or attorney, all of whom are also obligated to maintain the confidentiality of this Release.

8. Each Party expressly agrees that such Party will not in any way disparage or otherwise cause to be published or disseminated any negative statements, remarks, comments or information regarding the other Party.

9. This Release shall be construed in accordance with, and be deemed governed by, the laws of the State of California.

10. If any provision of this Release or application thereof is held invalid, the invalidity shall not affect other provisions or applications of this Release that can be given effect without the invalid provision or application. To this end, the provisions of this Release are severable.

11. The Parties hereto acknowledge each has read this Release, that each fully understands its rights, privileges and duties under this Release, and that each enters into this Release freely and voluntarily. Each Party further acknowledges each has had the opportunity to consult with an attorney of its choice to explain the terms of this Release and the consequences of signing it.

12. The undersigned each acknowledge and represent that no promise or representation not contained in this Release has been made to them and acknowledge and represent that this Release contains the entire understanding between the Parties and contains all terms and conditions pertaining to the compromise and settlement of the subjects referenced herein. The undersigned further acknowledge that the terms of this Release are contractual and not a mere recital.

13. Executive acknowledges Executive may hereafter discover facts different from, or in addition to, those Executive now knows or believes to be true with respect to the claims herein released and agrees the release herein shall be and remain in effect in all respects as a complete and general release as to all matters released herein, notwithstanding any such different or additional facts.

14. The Company hereby advises Executive that this Release includes a waiver of any rights that the Executive may have under the Age Discrimination in Employment Act. Executive is advised to discuss this Release with his attorney before executing it. Executive acknowledges that the Company has provided Executive at least twenty-one (21) days within which to review and consider this Release before signing it. Should Executive decide not to use the full twenty-one days, then Executive knowingly and voluntarily waives any claim that Executive was not in fact given that period of time or did not use the entire twenty-one days to consult an attorney and/or consider this Release.

15. Within three calendar days of signing and dating this Release, Executive shall deliver the executed original of this Release to Tim Hart, Maxwell Technologies, Inc., 9244 Balboa Avenue, San Diego, California 92123. However, Executive acknowledges that

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Executive may revoke this Release for up to seven (7) calendar days following Executive’s execution of this Release and that it shall not become effective or enforceable until the revocation period has expired. Executive acknowledges that such revocation must be in writing addressed to Tim Hart, Maxwell Technologies, Inc., 9244 Balboa Avenue, San Diego, California 92123, and received not later than midnight on the seventh day following execution of this Release by Executive. If Executive revokes this Release under this Section 15, this Release shall not be effective or enforceable and Executive will not receive the payments described in Section 3 above.

16. If Executive does not revoke this Release in the time frame specified in Section 15, this Release shall be effective at 12:01 a.m. on the eighth day after it is signed by Executive.

17. Executive acknowledges that, despite the cessation of Executive’s full-time employment with the Company, Executive may continue to be subject to Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Executive further acknowledges that the Company has advised him to consult independent counsel regarding the applicability of Section 16 of the Exchange Act.

I have read this Release and I accept and agree to the provisions contained therein and hereby execute it voluntarily and with full understanding of its consequences.

PLEASE READ CAREFULLY. THIS RELEASE CONTAINS A

GENERAL RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS.

/s/ Richard Balanson	Date: July 23, 2007
Richard Balanson

Maxwell Technologies, Inc.

By:	/s/ Edward B. Caudill	Date: July 23, 2007
Title:	Chairman of the Board

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